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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                            -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported):  DECEMBER 19, 1997




                             PILLOWTEX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




TEXAS                         1-11756                               75-2147728
(State of                   (Commission                           (IRS Employer
Incorporation)              File Number)                     Identification No.)



       4111 MINT WAY, DALLAS, TEXAS                       75237
       (Address of Principal Executive Offices)         (Zip Code)


      Registrant's telephone number, including area code:  (214) 333-3225





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
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


                                    GENERAL

         On December 19, 1997, a wholly owned subsidiary ("Newco") of Pillowtex Corporation ("Pillowtex") merged with and into Fieldcrest Cannon, Inc. ("Fieldcrest") pursuant to an Agreement and Plan of Merger, dated as of September 10, 1997 (the "Merger Agreement"), among Pillowtex, Newco, and Fieldcrest. At the effective time (the "Effective Time") of such merger (the "Merger"), among other things, on the terms set forth in the Merger Agreement
(i) each then-outstanding share of Common Stock, par value $1.00 per share, of Fieldcrest ("Fieldcrest Common Stock") was converted into the right to receive total consideration consisting of (a) a cash payment in an amount equal to $27.00 and (b) 0.269 shares of Common Stock, par value $0.01 per share, of Pillowtex ("Pillowtex Common Stock"), (ii) each then-outstanding share of $3.00 Series A Convertible Preferred Stock, par value $0.01 per share, of Fieldcrest was converted into the right to receive total consideration consisting of (a) a cash payment in an amount equal to $46.15 and (b) 0.4598286 shares of Pillowtex Common Stock, and (iii) each then-outstanding share of Common Stock, par value $0.01 per share, of Newco was converted into one share of Common Stock, par value $0.01 per share, of Fieldcrest (as the surviving corporation in the Merger). Immediately following the Merger, Pillowtex owned 100% of the outstanding capital stock of Fieldcrest.


                                MERGER FINANCING

INTRODUCTION

         Pillowtex financed the Merger and, simultaneously with the closing of the Merger, refinanced certain indebtedness of Pillowtex and Fieldcrest through a combination of (i) borrowings under new senior revolving credit and term loan facilities (the "New Pillowtex Bank Facilities"), (ii) the issuance and sale of shares of Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of Pillowtex (the "Pillowtex Preferred Stock"), and
(iii) the issuance and sale of new senior subordinated debt securities (the "New Pillowtex Senior Subordinated Notes").

NEW PILLOWTEX BANK FACILITIES

         The New Pillowtex Bank Facilities consist of (i) a $350.0 million revolving credit facility (including $55.0 million for standby and commercial letters of credit and up to $25.0 million for swing line loans) (the "Revolver") and (ii) a $250.0 million term loan facility (the "Term Loan").
The Term Loan consists of a $125.0 million Facility A Term Loan and a $125.0 million Facility B Term Loan. The Revolver will terminate on December 31, 2003. The Facility A Term Loan and the Facility B Term Loan will begin scheduled amortization of principal quarterly in arrears commencing in 1999 and 1998, respectively, with final maturities on December 31, 2003 and December 31, 2004, respectively. Simultaneously with the closing of the Merger, Pillowtex drew fully on the Term Loan and drew approximately $129.9 million of the Revolver. Pillowtex will initially pay quarterly a commitment fee of 50 basis points per annum calculated on the unused portion of the Revolver. The commitment fee could, however, be reduced during future periods depending upon the ratio of Pillowtex's consolidated indebtedness to earnings before interest, taxes, depreciation, and amortization ("EBITDA").

         The Revolver and the Facility A Term Loan bear interest, at the option of Pillowtex, at a rate per annum equal to either (i) the LIBOR interbank rate, adjusted for reserves, plus a margin of up to 225 basis points, or (ii) the "Base Rate" (which is the higher of (a) the prime rate then in effect and published by NationsBank of Texas, N.A. and (b) the Federal Funds rate plus 0.5%), plus a margin of up to 75 basis points, subject to adjustments in accordance with the terms of the New Pillowtex Bank Facilities. The specific margin in any particular case will depend upon the ratio of Pillowtex's consolidated indebtedness to EBITDA, as calculated based upon Pillowtex's quarterly financial statements. The Facility B Term Loan bears interest on a similar basis, plus an additional margin of 50 basis points, but will not bear interest at a rate less than the LIBOR interbank rate plus 200 basis points or the Base Rate plus 50 basis points. The initial interest rates will not be less than (i) the LIBOR interbank rate plus 200 basis points or the Base Rate plus 50 basis points for the Revolver and the Facility A Term Loan and (ii) the LIBOR interbank rate plus 250 basis points or the Base Rate plus 100 basis points for the Facility B Term Loan, and will not be subject to any change until the receipt of Pillowtex's March 31, 1998 financial statements.

         The Revolver and the Term Loan are guaranteed by each of the domestic subsidiaries of Pillowtex, including Fieldcrest and its domestic subsidiaries, and is secured by first priority liens on all of the capital stock of each domestic subsidiary of Pillowtex, including Fieldcrest and its domestic subsidiaries, and by 65% of the capital stock of each foreign subsidiary of Pillowtex and Fieldcrest. Pillowtex has also granted a first priority security interest in all of its presently unencumbered and future domestic assets and properties and all presently unencumbered and future domestic assets and properties of each of its subsidiaries, including Fieldcrest and its subsidiaries. The Term Loan is subject to mandatory prepayment from all net cash proceeds of asset sales (other than sales of assets that are unnecessary to the business operations of Pillowtex or its subsidiaries, so long as the net proceeds therefrom are reinvested in productive tangible assets) and debt issuances by Pillowtex or any of its subsidiaries after the Merger, 50% of the net cash proceeds of equity issuances by Pillowtex or any of its subsidiaries after the Merger, and 75% of excess cash flow. All mandatory prepayments will be applied pro rata between the Facility A Term Loan and the Facility B Term Loan (and within each facility pro rata) to reduce the remaining installments of principal.

         The documentation governing the New Pillowtex Bank Facilities includes representations, warranties, and covenants (including financial covenants) that are usual and customary for credit facilities such as the New Pillowtex Bank Facilities, and the New Pillowtex Bank Facilities are subject to usual and customary events of default, including without limitation nonpayment of principal, interest, or fees, violation of any covenant, inaccurate representations and warranties, bankruptcy, actual or asserted invalidity of any loan documents or security interests, change of control, and cross-default with other material agreements and indebtedness of Pillowtex.

PILLOWTEX PREFERRED STOCK

         Introduction. Pursuant to a Preferred Stock Purchase Agreement with Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., and Apollo (UK) Partners III, L.P. (collectively "Apollo"), contemporaneously with the closing of the Merger Pillowtex issued to Apollo 65,000 shares of Pillowtex Preferred Stock having an aggregate liquidation preference of $65.0 million.

         Liquidation Preference; Ranking. Each share of Pillowtex Preferred Stock will have a liquidation preference of $1,000, plus accrued and unpaid dividends (the "Liquidation Preference"). The Pillowtex Preferred Stock will rank senior in right of payment to all common equity stock and all other classes of preferred stock of Pillowtex (other than parity securities), but will rank junior in right of payment to all indebtedness of Pillowtex. The terms of the Pillowtex Preferred Stock will restrict, among other things, Pillowtex's ability to pay dividends or make certain other restricted payments on the Pillowtex Common Stock.

         Dividends. Subject to the provisions described below, dividends will accrue on the Pillowtex Preferred Stock from the issue date through and
including December 31, 1999 at a rate per annum equal to 3.0%.   However,
Pillowtex may at its option pay dividends in cash during each quarterly period
during calendar years 1998 and 1999 at a rate in excess of  3.0%.   Beginning
January 1, 2000, dividends will accrue on the Pillowtex Preferred Stock at the Applicable Dividend Rate, which is defined as 3.0%, 7.0% or 10.0% depending upon Pillowtex's 1999 Pro Forma EPS as set forth in the following table:

                                               Applicable Dividend
                                                    Rate at
                  1999 Pro Forma EPS             January 1, 2000
              ---------------------------   ---------------------------
                  $2.70 or greater                3.0% per annum
                  $2.35 to $2.69                  7.0% per annum
                  $2.34 or less                  10.0% per annum


         The term "1999 Pro Forma EPS" is defined as Pillowtex's diluted earnings per share as included in its audited financial statements for the fiscal year ending January 1, 2000, as adjusted to exclude the after-tax effect of (i) any change in generally accepted accounting principles from September 5, 1997, other than the effects of Financial Accounting Standards Board Statement No. 128, (ii) extraordinary gains or losses, and (iii) gain on sale of assets having a fair market value in excess of $1.0 million ("1999 EPS"), calculated on a pro forma basis assuming (a) the dividend rate on the Pillowtex Preferred Stock for calendar 1997 and calendar 1998 was (1) 3.0% per annum if 1999 EPS is equal to or greater than $2.35 or (2) 10.0% per annum if 1999 EPS is less than $2.35; (b) the dividend rate on the Pillowtex Preferred Stock for calendar 1999 was (1) 3.0% per annum if 1999 EPS is greater than or equal to $2.70, (2) 7.0% per annum if 1999 EPS is greater than or equal to $2.35 but less than $2.70, and (3) 10.0% per annum if 1999 EPS is less than $2.35; and (c) any incremental dividends included pursuant to clauses (a) and (b) which were not paid when due (either in cash or in shares of Pillowtex Preferred Stock) were paid in additional shares of Pillowtex Preferred Stock (including the effect of all dividends earned on unpaid dividends).

         In addition to paying dividends from and after January 1, 2000 at the Applicable Dividend Rate, Pillowtex is required to pay a one-time dividend (a "Catch Up Dividend") in shares of Pillowtex Preferred Stock in 1999 equal to the difference between the aggregate amount of dividends paid (whether in cash or additional shares of Pillowtex Preferred Stock) (the "Aggregate Dividends Paid") and the aggregate amount of dividends that would have been paid on the Pillowtex Preferred Stock from the issue date through and including the last Dividend Payment Date prior to the date on which Pillowtex finally determines the amount of 1999 Pro Forma EPS ("Aggregate Dividends Owed") assuming (i) the dividend rate for calendar 1997 and calendar 1998 was (a) 3.0% per annum if 1999 Pro Forma EPS is equal to or greater than $2.35 or (b) 10.0% per annum if 1999 Pro Forma EPS is less than $2.35, (ii) the dividend rate for calendar 1999 was the Applicable Dividend Rate, and (iii) any incremental dividends included in calculating dividends described in clauses (i) and (ii) which were not paid when due (either in cash or in shares of Pillowtex Preferred Stock) were paid in additional shares of Pillowtex Preferred Stock (including the effect of all dividends earned on unpaid dividends). If the Aggregate Dividends Paid is more than the Aggregate Dividends Owed, then no Catch Up Dividend will be payable and an amount equal to the difference between Aggregate Dividends Paid and Aggregate Dividends Owed will be offset against dividends payable on the next succeeding Dividend Payment Date or Dividend Payment Dates, as the case may be.

         All dividends will be cumulative, whether or not declared, on a daily basis from the date of issuance and will be payable quarterly, in arrears, on March 31, June 30, September 30, and December 31 (each a "Dividend Payment Date"). Dividends (in the form of additional dividends due) will compound quarterly on all unpaid dividends from the Dividend Payment Date with respect thereto until the date of payment. At the option of Pillowtex, dividends other than the Catch Up Dividend will be payable either in cash or in kind (through the issuance of additional shares of Pillowtex Preferred Stock) for the first five years after issuance and will be payable only in cash thereafter.

         In the event that after the fifth anniversary of the initial issuance of the Pillowtex Preferred Stock, Pillowtex fails to pay dividends in cash on the Dividend Payment Date when due, the dividend rate applicable to any period in which any such dividends remain unpaid will be increased by 0.5% per quarter for each quarter in which any such dividends remain unpaid (such rate increase, the "Dividend Increase"). The applicable dividend rate plus the Dividend Increase applicable to any period will not exceed the lesser of (i) 18.0% per annum and (ii) the maximum rate permitted by applicable law. After a Dividend Increase, when Pillowtex pays all accrued and unpaid dividends, and upon the payment of dividends on the next Dividend Payment Date at the rate in effect prior to giving effect to any Dividend Increase, the annual dividend rate will be decreased to the otherwise applicable dividend rate.

         Conversion. At the option of the holders thereof, at any time or from time to time each share of the Pillowtex Preferred Stock will be convertible into the number of shares of Pillowtex Common Stock as is determined by dividing (i) the sum of (a) $1,000 and (b) any unpaid dividends on such share by (ii) an initial conversion price equal to $24.00 per share, subject to subsequent adjustment in certain circumstances to prevent dilution.

         Mandatory Redemption. Each share of Pillowtex Preferred Stock will be subject to mandatory redemption on June 30, 2008 (the "Mandatory Redemption Date") at a redemption price equal to $1,000, plus accrued and unpaid dividends.

         Optional Redemption. Pillowtex will have the right to, at any time and from time to time after the fourth anniversary of the initial issuance of the Pillowtex Preferred Stock, call all or any portion of the Pillowtex Preferred Stock for redemption at a redemption price equal to (i) the Liquidation Preference plus (ii) the product of (a) a premium, which declines ratably from the percentage equal to the applicable dividend rate on such fourth anniversary to zero on the Mandatory Redemption Date, and (b) the Liquidation Preference (minus any accrued and unpaid dividends from the Dividend Payment Date prior to the date fixed for redemption).

         Voting Rights. Except as described below and as otherwise required by law, holders of Pillowtex Preferred Stock are not entitled to any vote on matters presented to shareholders of Pillowtex.

         So long as any shares of the Pillowtex Preferred Stock are outstanding, Pillowtex may not (i) amend the Pillowtex Articles of Incorporation (the "Pillowtex Articles") so as to (a) affect adversely the specified rights, preferences, privileges, or voting rights of holders of shares of Pillowtex Preferred Stock or (b) authorize the issuance of additional shares of any class of senior securities or (ii) merge, consolidate, or enter into any other reclassification that would (a) materially affect adversely the special or relative rights, preferences, privileges, or voting rights of the Pillowtex Preferred Stock or (b) result in a breach of the terms of the Pillowtex Preferred Stock without, in any such case, the affirmative vote or consent of holders of more than 50% of the outstanding shares of the Pillowtex Preferred Stock. In addition, any amendment to the Pillowtex Articles that would alter in any material respect the dividend rates, liquidation preference, redemption rights, or conversion rights of the Pillowtex Preferred Stock will require the affirmative vote or consent of each holder of Pillowtex Preferred Stock.

         In the event of Pillowtex's failure to pay dividends or the occurrence of certain breaches that shall have continued for a period of 60 days after notice thereof from any holder of Pillowtex Preferred Stock, within ten business days of such events, the number of members on the Pillowtex Board of Directors would be automatically increased by 25% and the holders of the Pillowtex Preferred Stock would be entitled to elect directors to fill the new positions created by such expansion, so long as such nonpayment of dividends and breaches were not cured after notice thereof, except that if the event of default related to (i) the failure to redeem the Pillowtex Preferred Stock,
(ii) a breach of certain restrictions on Pillowtex's activities, or (iii) a bankruptcy event with respect to Pillowtex or any of its subsidiaries, there would be no 60-day grace period or right to cure and the holders' right to so elect directors would continue for as long as the Pillowtex Preferred Stock were outstanding.

NEW PILLOWTEX SENIOR SUBORDINATED NOTES

         Prior to the closing of the Merger, Pillowtex issued and sold $185.0 million aggregate principal amount of its New Pillowtex Senior Subordinated Notes. The New Pillowtex Senior Subordinated Notes bear interest at a rate of 9.0% per annum, payable semiannually in arrears on June 15 and December 15 of each year. The New Pillowtex Senior Subordinated Notes are scheduled to mature in their entirety on December 15, 2007. Pillowtex has the option to redeem the New Pillowtex Senior Subordinated Notes, in whole or in part, at any time on or after December 15, 2002, at redemption prices starting at 104.5% of stated principal on December 15, 2001 and decreasing by 1.5% per year to 100% on and after December 15, 2005, plus all accrued and unpaid interest to the redemption date. There is no mandatory redemption of the New Pillowtex Senior Subordinated Notes except upon a change in control. Upon the occurrence of a "change in control," each holder of New Pillowtex Senior Subordinated Notes will have the right to require Pillowtex to repurchase all or any part of such holder's New Pillowtex Senior Subordinated Notes pursuant to a "change of control" offer at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages thereon to the date of purchase.

         The New Pillowtex Senior Subordinated Notes are guaranteed by each of the domestic subsidiaries of Pillowtex, including Fieldcrest and each of its domestic subsidiaries.

         The New Pillowtex Senior Subordinated Notes are subject to certain covenants which restrict, among other things, Pillowtex's ability to incur additional indebtedness and issue preferred stock, incur liens to secure subordinated indebtedness, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the New Pillowtex Senior Subordinated Notes, merge or consolidate with any other person, sell stock of subsidiaries, or sell, assign, transfer, lease, convey, or otherwise dispose of substantially all of the assets of Pillowtex.

SOURCES AND USES

         The following table sets forth the sources and uses of funds required to effect the Merger and the related transactions:

         SOURCES OF FUNDS:
           Assumed borrowings under the New Pillowtex Bank Facilities . . . .   $397,555,162 (1)
           Gross proceeds from the issuance and sale of New Pillowtex
            Senior Subordinated Notes . . . . . . . . . . . . . . . . . . .      185,000,000
           Gross proceeds from the issuance and sale of  Pillowtex
            Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . .      65,000,000
                                                                                ------------
                                                                                $647,555,162
                                                                                ============
         USES OF FUNDS:
           Cash assumed to be paid to holders of Fieldcrest Common Stock
            (9,244,120 shares at $27.00 per share) . . . . . . . . . . . . .    $249,591,240
           Cash assumed to be paid to holders of Fieldcrest Preferred Stock
            (1,500,000 shares at $46.15 per share) . . . . . . . . . . . . .      69,225,000
           Repayment of Pillowtex's revolving credit facility . . . . . . . .     85,964,329
           Repayment of Fieldcrest's revolving credit facility  . . . . . . .    114,084,593
           Satisfaction and discharge of Fieldcrest's 11.25% Senior
            Subordinated Debentures  . . . . . . . . . . . . . . . . . . . .      85,000,000
           Severance costs assumed to be incurred in connection with the
            Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15,000,000
           Assumed settlement costs of Fieldcrest Options and Fieldcrest
            SARs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6,641,000
           Early call premium on Fieldcrest 11.25% Senior Subordinated
            Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . .       4,250,000
           Fees assumed to be paid to financial advisors, legal, accounting,
            and other professionals  . . . . . . . . . . . . . . . . . . . .      17,799,000
                                                                                ------------
                                                                                $647,555,162
                                                                                ============

---------------------------------

       (1) At the closing of the Merger, the initial borrowings under the New Pillowtex Bank Facilities were approximately $379.9 million. The borrowings are expected to increase as additional expenses incurred in connection with the Merger are paid.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a) Financial Statements of Business Acquired. Financial statements for the business acquired pursuant to the Merger described in Item 2 of this Report filed as Exhibit 99.3 hereto are incorporated herein by reference.

       (b) Pro Forma Financial Information. Pro forma financial information giving effect to the transactions described in Item 2 of this Report will be filed by an amendment hereto no later than February 17, 1998.

       (c)       Exhibits:

                 Exhibit
                 Number         Exhibit
                 ------         -------
                 2.1            Agreement and Plan of Merger, dated as of September 10, 1997, by and among Pillowtex
                                Corporation, Pegasus Merger Sub, Inc., and Fieldcrest Cannon, Inc. (incorporated by reference to Appendix A to the Joint Proxy Statement/Prospectus forming a part of
                                Pillowtex Corporation's Registration Statement on Form S-4 (No. 333-36663) (the "S-4
                                Registration Statement"))

                 2.2            Amendment to Agreement and Plan of Merger, dated as of September 23, 1997, by and among
                                Pillowtex Corporation, Pegasus Merger Sub, Inc., and Fieldcrest Cannon, Inc.
                                (incorporated by reference to Appendix A to the Joint Proxy Statement/Prospectus forming a part of the Form S-4 Registration Statement)

                 3.1            Restated Articles of Incorporation of Pillowtex, as amended

                 4.1            Indenture, dated as of December 18, 1997, among Pillowtex Corporation, the guarantors listed on the signature page thereto, and Norwest Bank Minnesota, National Association, as Trustee

                 4.2            Supplemental Indenture, dated as of December 19, 1997, among Pillowtex Corporation, the guarantors listed on the signature page thereto, and Norwest Bank Minnesota National
                                Association, as Trustee

                 10.1           Amended and Restated Credit Agreement, dated as of December 19, 1997, among Pillowtex
                                Corporation, certain Lenders named therein, and NationsBank of Texas, N.A., as
                                Administrative Agent

                 10.2           Term Credit Agreement, dated as of December 19, 1997, among Pillowtex Corporation, certain Lenders named herein, and NationsBank of Texas, N.A., as Administrative Agent

                 10.3           Preferred Stock Purchase Agreement, dated as of September 10, 1997, by and among
                                Pillowtex Corporation, Apollo Investment Fund III, L.P., Apollo Overseas Partners III,
                                L.P., and Apollo (UK) Partners III, L.P. (incorporated by reference to Exhibit 10.2 to
                                Pillowtex Corporation's Current Report on Form 8-K dated September 10, 1997, as amended by a Form 8-K/A (Amendment No. 1) dated September 10, 1997)

                 10.4           Amendment No. 1 to the Preferred Stock Purchase Agreement, dated as of November 21,
                                1997, by and among Pillowtex Corporation, Apollo Investment Fund III, L.P., Apollo
                                Overseas Partners III, L.P., and Apollo (UK) Partners III, L.P. (incorporated by reference to Exhibit 10.1 to Pillowtex Corporation's Current Report on Form 8-K dated
                                November 21, 1997)

                 10.5           Purchase Agreement, dated December 15, 1997, among Pillowtex Corporation, the guarantors listed on the signature page thereto, and NationsBanc Montgomery Securities, Inc. and
                                Bear, Stearns & Co. Inc.

                 10.6           Purchase Agreement Supplement, dated December 19, 1997, among Pillowtex Corporation, the guarantors listed on the signature page thereto, and NationsBank Montgomery Securities,
                                Inc. and Bear, Stearns & Co. Inc.

                 10.7           Registration Rights Agreement, dated as of December 18, 1997, among Pillowtex
                                Corporation, the guarantors listed on the signature page thereto, and NationsBanc
                                Montgomery Securities, Inc. and Bear, Stearns & Co. Inc.

                 10.8           Registration Rights Agreement Supplement, dated as of December 19, 1997, among Pillowtex
                                Corporation, the guarantors listed on the signature page thereto, and NationsBanc
                                Montgomery Securities, Inc. and Bear, Stearns & Co. Inc.

                 99.1           Press release, dated December 19, 1997, issued by Pillowtex Corporation

                 99.2           Audited Financial Statements of Pillowtex Corporation as of and for the fiscal years ended December 30, 1995 and December 28, 1996 (incorporated by reference to pages F-1 through F-24 in Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 28, 1996) and Unaudited Financial Statements of Pillowtex Corporation as
                                of September 27, 1997 and for the nine months ended September 27, 1997 and September 28,
                                1996 (incorporated by reference to pages 3 through 11 in the Pillowtex Corporation's
                                Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1997)

                 99.3           Audited Financial Statements of Fieldcrest Cannon, Inc. as of and for the fiscal years ended December 31, 1995 and December 31, 1996 (incorporated by reference to pages 18 through 34 in Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996) and Unaudited Financial Statements of Fieldcrest Cannon, Inc.
                                as of September 30, 1997 and for the nine months ended September 30, 1997 and September
                                30, 1996 (incorporated by reference to pages 2 through 5 in the Fieldcrest Cannon,
                                Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997)

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      PILLOWTEX CORPORATION



                                      By:  /s/ J. Mark Kirkpatrick
                                           ---------------------------------
                                               J. Mark Kirkpatrick
                                               Vice President and Treasurer


Dated:  January 6, 1998

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER          EXHIBIT
-------         -------
  2.1           Agreement and Plan of Merger, dated as of September 10, 1997, by and among Pillowtex Corporation, Pegasus Merger Sub, Inc., and Fieldcrest Cannon, Inc. (incorporated by reference to
                Appendix A to the Joint Proxy Statement/Prospectus forming a part of Pillowtex Corporation's Registration Statement on Form
                S-4 (No. 333-36663) (the "S-4 Registration Statement"))

  2.2 Amendment to Agreement and Plan of Merger, dated as of September 23, 1997, by and among Pillowtex Corporation, Pegasus
                Merger Sub, Inc., and Fieldcrest Cannon, Inc. (incorporated by reference to Appendix A to the Joint Proxy Statement/Prospectus forming a part of the Form S-4 Registration Statement)

  3.1           Restated Articles of Incorporation of Pillowtex, as amended


  4.1           Indenture, dated as of December 18, 1997, among Pillowtex
                Corporation, the guarantors listed on the signature page thereto, and Norwest Bank Minnesota, National Association, as Trustee

  4.2           Supplemental Indenture, dated as of December 19, 1997, among
                Pillowtex Corporation, the guarantors listed on the signature page thereto, and Norwest Bank Minnesota, National Association, as Trustee

 10.1           Amended and Restated Credit Agreement, dated as of December 19,
                1997, among Pillowtex Corporation, certain Lenders named therein, and NationsBank of Texas, N.A., as Administrative
                Agent

 10.2           Term Credit Agreement, dated as of December 19, 1997, among
                Pillowtex Corporation, certain Lenders named herein, and NationsBank of Texas, N.A., as Administrative Agent

 10.3           Preferred Stock Purchase Agreement, dated as of September 10,
                1997, by and among Pillowtex Corporation, Apollo Investment
                Fund III, L.P., Apollo Overseas Partners III, L.P., and Apollo
                (UK) Partners III, L.P. (incorporated by reference to Exhibit
                10.2 to Pillowtex Corporation's Current Report on Form 8-K dated September 10, 1997, as amended by a Form 8-K/A (Amendment
                No. 1) dated September 10, 1997)

 10.4           Amendment No. 1 to the Preferred Stock Purchase Agreement,
                dated as of November 21, 1997, by and among Pillowtex
                Corporation, Apollo Investment Fund III, L.P., Apollo Overseas
                Partners III, L.P., and Apollo (UK) Partners III, L.P.
                (incorporated by reference to Exhibit 10.1 to Pillowtex
                Corporation's Current Report on Form 8-K dated November 21,
                1997)

 10.5           Purchase Agreement, dated December 15, 1997, among Pillowtex
                Corporation, the guarantors listed on the signature page thereto, and NationsBanc Montgomery Securities, Inc. and Bear,
                Stearns & Co. Inc.

 10.6           Purchase Agreement Supplement, dated December 19, 1997, among
                Pillowtex Corporation, the guarantors listed on the signature page thereto, and NationsBank Montgomery Securities, Inc. and Bear, Stears & Co. Inc.

 10.7 Registration Rights Agreement, dated as of December 18, 1997, among Pillowtex Corporation, the guarantors listed on the signature page thereto, and NationsBanc Montgomery Securities, Inc. and Bear, Stearns & Co. Inc.

 10.8           Registration Rights Agreement Supplement, dated as of December
                19, 1997, among Pillowtex Corporation, the guarantors listed on the signature page thereto, and NationsBanc Montgomery
                Securities, Inc. and Bear, Stearns & Co. Inc.
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




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
 99.1           Press release, dated December 19, 1997, issued by Pillowtex
                Corporation

 99.2 Audited Financial Statements of Pillowtex Corporation as of and for the fiscal years ended December 30, 1995 and December 28, 1996 (incorporated by reference to pages F-1 through F-24 in Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 28, 1996) and Unaudited Financial
                Statements of Pillowtex Corporation as of September 27, 1997 and for the nine months ended September 27, 1997 and September
                28, 1996 (incorporated by reference to pages 3 through 11 in the Pillowtex Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1997)

 99.3 Audited Financial Statements of Fieldcrest Cannon, Inc. as of and for the fiscal years ended December 31, 1995 and December
                31, 1996 (incorporated by reference to pages 18 through 34 in Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996) and Unaudited Financial
                Statements of Fieldcrest Cannon, Inc. as of September 30, 1997 and for the nine months ended September 30, 1997 and September
                30, 1996 (incorporated by reference to pages 2 through 5 in the Fieldcrest Cannon, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997)
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